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                                                                  Exhibit 23.1

                   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT
                                    AUDITORS

We consent to the references to our firm under the captions "Experts" and "Selected NEHC Historical Financial Data" and to the use of our report dated March 22, 1999, with respect to Nebco Evans Holding Company, in the Post-effective Amendment No. 1 on Form S-1 to the Registration Statement (Form S-4 No. 333-51541), and related Prospectus for the registration of 11 1/4% Senior Redeemable Exchangeable Preferred Stock.

                                        ERNEST & YOUNG LLP





Dallas, Texas
April 29, 1999